Exhibit 99.1

First Security Group, Inc. Reports 2Q 2006 Net Income of $2.8 Million, Up 48.6 Percent from 2Q 2005

CHATTANOOGA, Tenn., July 25, 2006 (PRIMEZONE) -- First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and eastern Tennessee and northern Georgia, today reported results for the second quarter and first six months of 2006. Net income for the second quarter of 2006 was $2.8 million, an increase of 48.6 percent above the $1.9 million reported for the prior-year period. Diluted net income per share was $0.16 compared with $0.15 reported for the 2005 second quarter, an increase of 6.7 percent. The financial results of 2006 include the assets, liabilities and results of operations for Jackson Bank & Trust (Jackson Bank), which was acquired by First Security on August 31, 2005. Per share results also reflect the impact of First Security's stock offering of 4.9 million shares in the third quarter of 2005; average diluted shares for the second quarter of 2006 increased by 4,745,000, or 36.5 percent, above last year's second quarter.

For the first six months of 2006, First Security reported net income of $5.3 million, an increase of 76.3 percent from the $3.0 million reported in the prior-year period. Diluted net income per share was $0.30, an increase of 30.4 percent from the first six months of 2005.

Highlights of the second quarter include:

 -- Net operating income for the second quarter of 2006 rose
    59.5 percent compared to the same period in 2005.  Diluted net operating income per share increased 14.3 percent, from $0.14 to
    $0.16.  For the six months year-to-date, net operating income rose
    84.2 percent; diluted net operating income per share was up
    36.4 percent, from $0.22 to $0.30. 2005 net operating income excluded non-recurring income net of taxes of $129,000.

 -- Comparing the second quarter of 2006 to the linked first quarter, net income rose 13.8 percent and diluted net income per share rose
    $0.02, or 14.3 percent.

 -- For the six months year-to-date, performance reflects a stronger net interest margin, up 7 basis points, to 5.27 percent; a
    480 basis point improvement in the core efficiency ratio, to
    65.25 percent; and higher profitability, as evidenced by the operating return on average assets of 1.00 percent, up 28 basis points.

 -- Total assets grew $258.1 million, or 31.0 percent, over the last twelve months to $1.1 billion; excluding the assets of Jackson
    Bank, organic growth was $71 million, or 8.6 percent.
    Year-to-date, asset growth, all of it organic, was $48.6 million, or 4.7 percent.

 -- Asset quality improved, as evidenced by a lower level of net charge-offs and nonperforming assets.  For the first half of 2006, annualized net charge-offs were 0.26 percent of average loans compared with 0.37 percent for the prior-year period;
    nonperforming assets at June 30, 2006 declined to 0.52 percent of assets, a 29 basis point improvement from the year-ago level.

Rodger B. Holley, Chairman, President and CEO of First Security, commented, "Our second quarter and six-month performance reflects the momentum we have achieved as we continue to implement a strategy based on personalized sales and service. We anticipate an excellent year based on quarterly improving trends in virtually every category, including net interest margin, efficiency ratio, profitability and asset quality, as well as strong loan and deposit growth. Second quarter performance demonstrates the strength of our markets and our strategy."

Total revenue, comprised of net interest income and non-interest income, was $14.8 million for the second quarter of 2006, an increase of 25.4 percent over the $11.8 million reported for the second quarter of 2005. Net interest income increased 28.9 percent over the prior-year period, reaching $12.2 million; year-over-year growth reflects the combination of a 28.5 percent increase in average earning assets and a 5 basis point improvement in net interest margin to 5.27 percent. Compared with the first quarter of 2006, the second quarter margin remained consistent at 5.27 percent.

Non-interest income for the second quarter of 2006 was $2.7 million, an 11.6 percent increase above the $2.4 million earned in the second quarter of 2005. Excluding non-recurring income of $427,000 reported in the second quarter of 2005, non-interest income increased 36.0 percent. Service charges on deposit accounts increased $249,000, or 25.9 percent, primarily due to the Jackson Bank acquisition which contributed $200,000 for the second quarter of 2006. All other sources of non-interest operating income increased by $456,000, or 45.7 percent, due to improvements in the following categories: earnings from bank-owned life insurance, up $120,000; gains on sales of assets, up $104,000; point-of-sale fees, up $67,000; and trust fee income, up $66,000. Compared with first quarter, non-interest income rose $230,000, or 9.4 percent, primarily from a $58,000, or 5.0 percent, increase in service charges and a $150,000, or 58.1 percent, increase in mortgage fees.

Non-interest expense for the second quarter was $10.1 million, an increase of $1.9 million, or 22.7 percent, over the $8.2 million reported in the second quarter of 2005. Excluding non-recurring expense of $238,000 taken in the second quarter of 2005, non-interest operating expense rose $2.1 million, or 26.4 percent, from the year-ago quarter. The increase primarily reflects additional investment to support corporate growth, and the inclusion of Jackson Bank expenses. On a linked quarter basis, operating expenses increased $37,000; growth was moderated by a $99,000 decline in salaries and benefits expense resulting from a reduction of six FTE employees year-over-year, to 355 at period-end.

As a result of both revenue growth and expense control, the core efficiency ratio improved to 64.45 percent for the second quarter of 2006 compared with 68.60 percent for the prior-year period, and 66.07 percent for the linked quarter. Mr. Holley commented, "We have been successful with our integration initiatives, yet we believe there are still additional economies to be realized. Even with a new headquarters building and an active branch expansion strategy, we are still comfortable with our 3-year core efficiency goal of 60 percent."

Asset quality improves with each quarter. Net charge-offs for the current quarter were $468,000, or 0.24 percent of average loans on an annualized basis, compared with $531,000, or 0.28 percent of average loans for the linked quarter, and $544,000, or 0.35 percent of average loans for the second quarter of 2005. Non-performing assets plus delinquencies were $5.7 million at June 30, 2006, which relative to portfolio size remains strong and continues to represent a significant improvement over 2005: 0.52 percent of total assets at June 30, 2006, compared with 0.51 percent of total assets at March 31, 2006, and 0.81 percent of total assets twelve months ago. Loan loss reserves were 1.28 percent of total loans at June 30, 2006.

Total assets were $1.1 billion at June 30, 2006, an increase of $258.1 million, or 31.0 percent above year-earlier levels. Loan growth was $176.2 million, or 28.2 percent over the twelve-month period, with Jackson Bank contributing approximately $104.3 million, or 59.2 percent of this growth. Excluding Jackson Bank, loan growth was $71.9 million, or 11.5 percent, year-over-year. The loan categories with the largest increases over the past twelve months were: construction & land development, up $45.2 million or 47.5%, to $140.2 million, of which $33.7 million was organic; commercial real estate, up $29.5 million or 20.9%, to $170.5 million, of which $15.8 million was organic; and residential mortgage loans, up $66.6 million or 41.6 percent, to $226.8 million, of which $11.3 million was organic.

For the first half of the year, loans grew $51.6 million or 6.9 percent, with approximately 65.2 percent of the growth occurring in the second quarter. Commercial real estate accounted for $12.8 million, up 8.1 percent, with virtually all of this growth occurring in the second quarter. Construction and land development loans, up $19.8 million for the half year, or 16.4 percent, slowed slightly in the second quarter.

Deposits were $907.4 million at June 30, 2006, up $199.3 million, or 28.2 percent, over the last twelve months; Jackson Bank contributed approximately $140.2 million, or 70.3 percent of total deposit growth. Excluding Jackson Bank, total deposits grew $59.1 million, or 8.4 percent. Core deposits (demand, savings, money market and retail time deposits) were $637.2 million at June 30, 2006, up 28.2 percent year-over-year; they comprised 70.2 percent of total deposits for both the current and year-ago quarters. Deposits increased $24.9 million, or 2.8 percent from the linked quarter, of which $12.7 million consisted of core deposits. On a year-over-year basis, non-interest bearing demand deposits outpaced total deposit growth, increasing to 19.6 percent of deposits from 18.3 percent a year ago. Brokered deposits, primarily used to match fund First Security's leasing portfolio, were $86.7 million, or 9.6 percent of the deposit portfolio.

Shareholders' equity at June 30, 2006 was $137.8 million, a twelve-month increase of $48.6 million, or 54.4 percent. The majority of this increase reflects $44.7 million in proceeds from the issuance of 4.9 million shares during the third quarter of 2005. Total shares outstanding at quarter-end were 17,934,000. First Security's tangible leverage ratio at quarter-end was 10.0 percent. Mr. Holley concluded, "Our performance for the first half of 2006 provides a solid foundation for continued growth and greater profitability. We believe these positive trends should have a favorable impact on shareholder value, serving to reward investors for their confidence in First Security Group."

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on Tuesday, July 25, 2006 at 3:00 p.m. Eastern Time to discuss second quarter results. The web cast can be accessed live on the Company's website: www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends and can be accessed via the Company's website for one month or via phone by dialing 877-660-6853, Account #286 Conference ID#207350 through Midnight, ET, August 2, 2006.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, TN with $1.1 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 37 full-service banking offices along the interstate corridors of middle and eastern Tennessee and northern Georgia. In Dalton, GA, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, asset-based lending, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

The First Security Group, Inc. logo can be found at http://www.primezone.com/newsroom/prs/?pkgid=1833

 First Security Group, Inc. and Subsidiary
 Consolidated Balance Sheets
 (in thousands, except share data)

                                   June 30,    December 31,   June 30,
                                     2006         2005          2005
                                  (unaudited)               (unaudited)
 ---------------------------------------------------------------------
 ASSETS
 Cash & Due from Banks            $   36,658   $   23,917   $   21,771
 Federal Funds Sold and
  Securities Purchased under
  Agreements to Resell                    --       17,835        9,710
                                  ----------   ----------   ----------
 Cash and Cash Equivalents            36,658       41,752       31,481
                                  ----------   ----------   ----------
 Interest-Bearing Deposits
  in Bank                              3,846        1,153          307
                                  ----------   ----------   ----------
 Securities Available-for-Sale       155,355      155,993      112,859
                                  ----------   ----------   ----------
 Loans Held for Sale                   8,912        4,244        5,917
 Loans                               791,301      744,415      618,069
                                  ----------   ----------   ----------
 Total Loans                         800,213      748,659      623,986
 Less: Allowance for Loan Losses      10,205       10,121        9,165
                                  ----------   ----------   ----------
                                     790,008      738,538      614,821
                                  ----------   ----------   ----------
 Premises and Equipment, net          32,645       31,604       25,639
                                  ----------   ----------   ----------
 Goodwill                             26,965       27,032       12,430
                                  ----------   ----------   ----------
 Intangible Assets                     4,764        5,431        2,503
                                  ----------   ----------   ----------
 Other Assets                         39,091       39,189       31,214
                                  ----------   ----------   ----------
 TOTAL ASSETS                     $1,089,332   $1,040,692   $  831,254
                                  ==========   ==========   ==========

 LIABILITIES
 Deposits
  Noninterest-Bearing Demand      $  178,132   $  153,278   $  129,251
  Interest-Bearing Demand             70,070       75,123       58,000
                                  ----------   ----------   ----------
                                     248,202      228,401      187,251
                                  ----------   ----------   ----------
 Savings and Money Market
  Accounts                           144,721      152,901      147,513
                                  ----------   ----------   ----------
 Time Deposits:
 Certificates of Deposit of
  $100 thousand or more              183,443      156,134      116,454
 Certificates of Deposit of less
  than $100 thousand                 244,309      234,501      162,443
 Brokered Certificates of Deposit     86,680       89,570       94,347
                                  ----------   ----------   ----------
                                     514,432      480,205      373,244
                                  ----------   ----------   ----------
 Total Deposits                      907,355      861,507      708,008
 Federal Funds Purchased and
  Securities Sold under
  Agreements to Repurchase            21,856       16,894       18,384
 Security Deposits                     4,651        4,094        3,724
 Other Borrowings                      8,144       10,150        2,144
 Other Liabilities                     9,535        9,658        9,778
                                  ----------   ----------   ----------
 Total Liabilities                   951,541      902,303      742,038
                                  ----------   ----------   ----------
 STOCKHOLDERS' EQUITY
  Common stock - $.01 par value
   $50,000,000 shares authorized;
   17,558,983 issued as of June
   30, 2006; 17,653,833 issued
   as of December 31, 2005;
   12,734,060 issued as of
   June 30, 2005                         122          122           88
  Paid-In Surplus                    121,966      122,545       78,165
  Unallocated ESOP Shares             (3,077)         (91)          --
  Retained Earnings                   21,802       17,392       11,263
  Accumulated Other
   Comprehensive Loss                 (3,022)      (1,579)        (300)
                                  ----------   ----------   ----------
 Total Stockholders' Equity          137,791      138,389       89,216
                                  ----------   ----------   ----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY            $1,089,332   $1,040,692   $  831,254
                                  ==========   ==========   ==========

 First Security Group, Inc. and Subsidiary
 Consolidated Statements of Income
 (unaudited)
 (in thousands, except per share data)

                                Three Months Ended    Six Months Ended
                                      June 30,            June 30,
                                   2006      2005      2006      2005
 ---------------------------------------------------------------------
 INTEREST INCOME
  Loans, including fees          $16,772   $11,756   $32,391   $22,679
  Debt securities - taxable        1,313       819     2,590     1,593
  Debt securities - non-taxable      388       254       769       494
  Other                               67        45       212        96
                                 -------   -------   -------   -------
   Total Interest Income          18,540    12,874    35,962    24,862
                                 -------   -------   -------   -------

 INTEREST EXPENSE
  Interest Bearing Demand Deposits   163        96       322       153
  Savings Deposits and Money
   Market Accounts                   708       502     1,352       930
  Certificates of Deposit of
   $100 thousand or more           1,944       871     3,594     1,635
  Certificates of Deposit of
   less than $100 thousand         2,435     1,163     4,636     2,189
  Brokered Certificates of Deposit   907       726     1,754     1,283
  Other                              214        76       370       231
                                 -------   -------   -------   -------
   Total Interest Expense          6,371     3,434    12,028     6,421
                                 -------   -------   -------   -------

 NET INTEREST INCOME              12,169     9,440    23,934    18,441
  Provision for Loan Losses          600       843     1,143     1,986
                                 -------   -------   -------   -------
 NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES       11,569     8,597    22,791    16,455
                                 -------   -------   -------   -------
 NONINTEREST INCOME
  Service Charges on
   Deposit Accounts                1,212       963     2,365     1,866
  Other                            1,454     1,425     2,737     2,229
                                 -------   -------   -------   -------
   Total Noninterest Income        2,666     2,388     5,102     4,095
                                 -------   -------   -------   -------
 NONINTEREST EXPENSE
  Salaries and Employee Benefits   5,508     4,586    11,115     9,161
  Expense on Premises and Fixed
   Assets, net of rental income    1,726     1,328     3,390     2,646
  Other                            2,842     2,298     5,610     4,371
                                 -------   -------   -------   -------
   Total Noninterest Expense      10,076     8,212    20,115    16,178
                                 -------   -------   -------   -------

 INCOME BEFORE INCOME TAX
  PROVISION                        4,159     2,773     7,778     4,372
   Income Tax Provision            1,343       878     2,488     1,371
                                 -------   -------   -------   -------
 NET INCOME                      $ 2,816   $ 1,895   $ 5,290   $ 3,001
                                 =======   =======   =======   =======
 NET INCOME PER SHARE:
  Net Income Per Share
   - Basic                       $  0.16   $  0.15   $  0.30   $  0.24
  Net Income Per Share
   - Diluted                     $  0.16   $  0.15   $  0.30   $  0.23

                       First Security Group, Inc
                   Consolidated Financial Highlights
                              (unaudited)

                    (in thousands, except per share data and
                           full-time equivalent employees)
              --------------------------------------------------------
                 2nd Qtr    1st Qtr    4th Qtr     3rd Qtr    2nd Qtr
                  2006       2006        2005        2005       2005
              ----------  ----------  ----------  ----------  --------
 Earnings:
  Net interest
   income     $   12,169  $   11,765  $   11,609  $   10,391  $  9,440
  Provision
   for loan
   losses     $      600  $      543  $      243  $      693  $    843
  Non-interest
   income     $    2,666  $    2,436  $    2,364  $    2,388  $  2,388
  Non-interest
   expense    $   10,076  $   10,039  $   10,041  $    9,154  $  8,212
  Net income,
   before extra-
   ordinary
   items      $    2,816  $    2,474  $    2,472  $    1,923  $  1,895
  Extraordinary
   items, net
   of tax     $       --  $       --  $     (210) $    2,385  $     --
  Net income  $    2,816  $    2,474  $    2,262  $    4,308  $  1,895

 Earnings -
 Normalized
  Non-interest
   operating
   income(b)  $    2,666  $    2,436  $    2,364  $    2,388  $  1,961
  Non-interest
   operating
   expense(b) $   10,076  $   10,039  $    9,845  $    8,651  $  7,974
  Net operating
   income, net
   of tax(b)  $    2,816  $    2,474  $    2,605  $    2,265  $  1,766

 Per Share Data:
  Net income
   before extra-
   ordinary
   items,
   basic      $     0.16  $     0.14  $     0.14  $     0.13  $   0.15
  Net income,
   basic      $     0.16  $     0.14  $     0.13  $     0.28  $   0.15
  Net income
   before extra-
   ordinary
   items,
   diluted    $     0.16  $     0.14  $     0.14  $     0.12  $   0.15
  Net income,
   diluted    $     0.16  $     0.14  $     0.13  $     0.28  $   0.15
  Cash dividends
   declared   $     0.03  $     0.03  $     0.03  $       --  $     --
  Book value  $     7.85  $     7.86  $     7.84  $     7.84  $   7.01
  Tangible book
   value      $     6.04  $     6.04  $     6.00  $     6.14  $   5.83

 Per Share Data
  - Normalized:
  Net operating
   income,
   basic(b)   $     0.16  $     0.14  $     0.15  $     0.15  $   0.14
  Net operating
   income,
   diluted(b) $     0.16  $     0.14  $     0.15  $     0.14  $   0.14

 Performance
 Ratios:
  Return on
   average
   assets(a)        1.06%       0.95%       0.95%       0.84%     0.93%
  Return on
   average
   equity(a)        8.09%       7.11%       7.17%       6.76%     8.57%
  Return on
   average
   tangible
   assets(a)        1.09%       0.98%       0.98%       0.86%     0.95%
  Return on
   average
   tangible
   equity(a)       10.49%       9.21%       9.33%       8.20%    10.32%
  Net interest
   margin,
   taxable
   equivalent       5.27%       5.27%       5.06%       5.11%     5.22%
  Efficiency
   ratio(a)        67.92%      70.69%      71.86%      71.63%    69.43%
  Non-interest
   income to net
   interest in-
   come and non-
   interest
   income(a)       17.97%      17.15%      16.92%      18.69%    20.19%

 Performance
  Ratios
   - Normalized
  Operating
   return on
   average
   assets(b)        1.06%       0.95%       1.00%       0.99%     0.87%
  Operating
   return on
   average
   equity(b)        8.09%       7.11%       7.55%       7.96%     7.99%
  Operating
   return on
   average
   tangible
   assets(b)        1.09%       0.98%       1.03%       1.01%     0.89%
  Operating
   return on
   average
   tangible
   equity(b)       10.49%       9.21%       9.83%       9.66%     9.62%
  Core
   efficiency
   ratio(a)(c)     64.45%      66.07%      62.35%      64.47%    68.60%
  Non-interest
   income, ad-
   justed to
   net interest
   income and
   non-interest
   income, ad-
   justed(b)       17.97%      17.15%      16.92%      18.69%    17.20%

 Capital &
  Liquidity:
   Total equity
    to total
    assets         12.65%      13.01%      13.30%      13.00%    10.73%
  Tangible
   equity to
   tangible
   assets          10.03%      10.30%      10.51%      10.47%     9.10%
  Total loans
   to total
   deposits        88.19%      86.87%      86.90%      86.91%    88.13%

 Asset Quality:
  Net charge-
   offs       $      468  $      531  $      641  $      600  $    544
  Net loans
   charged-off
   to average
   loans,
   annualized       0.24%       0.28%       0.34%       0.36%     0.35%
  Non-accrual
   loans      $      696  $    1,119  $    1,314  $    1,114  $  1,226
  Other real
   estate
   owned      $    1,986  $    2,110  $    1,552  $    1,394  $  1,813
  Repossessed
   assets     $      995  $    1,251  $    1,891  $    2,037  $  2,716
  Non-performing
   assets
   (NPA)      $    3,677  $    4,480  $    4,757  $    4,545  $  5,755
  NPA to total
   assets           0.34%       0.42%       0.46%       0.43%     0.69%
  Loans 90 days
   past due   $    2,011  $      904  $    1,042  $    2,905  $    966
  NPA + loans
   90 days past
   due to total
   assets           0.52%       0.51%       0.56%       0.70%     0.81%
  Allowance for
   loan losses
   to total
   loans            1.28%       1.32%       1.35%       1.42%     1.47%
  Allowance for
   loan losses
   to NPA         277.54%     225.51%     212.76%     231.44%   159.25%

 Period End
  Balances:
   Total
    loans     $  800,213  $  766,622  $  748,659  $  742,250  $623,986
   Intangible
    assets    $   31,729  $   32,026  $   32,463  $   30,026  $ 14,933
  Total
   assets     $1,089,332  $1,062,009  $1,040,692  $1,061,999  $831,254
  Deposits    $  907,355  $  882,492  $  861,507  $  854,076  $708,008
  Stockholders'
   equity     $  137,791  $  138,141  $  138,389  $  138,044  $ 89,216
  Common stock
   market capi-
   talization $  203,684  $  194,193  $  171,950  $  171,610  $117,790
  Full-time
   equivalent
   employees         355         361         358         361       319
  Shares out-
   standing,
   basic          17,559      17,574      17,654      17,601    12,734
  Shares out-
   standing,
   diluted        17,934      17,934      17,942      17,909    13,015

 Average
  Balances:
   Loans      $  785,397  $  753,872  $  744,411  $  668,040  $620,185
   Intangible
    assets    $   31,897  $   31,784  $   31,946  $   20,113  $ 15,019
   Total earning
    assets    $  948,049  $  924,752  $  929,063  $  821,480  $737,664
   Total
    assets    $1,066,523  $1,043,280  $1,044,501  $  915,065  $813,172
   Deposits   $  883,351  $  860,499  $  855,158  $  748,603  $693,037
   Stockholders'
    equity    $  139,315  $  139,281  $  137,964  $  113,867  $ 88,459
   Shares out-
    standing,
    basic
    - WTD         17,342      17,489      17,603      15,353    12,733
   Shares out-
    standing,
    diluted
    - WTD         17,759      17,852      17,908      15,661    13,014

                                                        YTD
                                                      June 30,
                                                 2006          2005
                                              ----------    ----------
 Earnings:
  Net interest income                         $   23,934    $   18,441
  Provision for loan losses                   $    1,143    $    1,986
  Non-interest income                         $    5,102    $    4,095
  Non-interest expense                        $   20,115    $   16,178
  Net income, before extraordinary items      $    5,290    $    3,001
  Extraordinary items, net of tax             $       --    $       --
  Net income                                  $    5,290    $    3,001

 Earnings - Normalized
  Non-interest operating income(b)            $    5,102    $    3,668
  Non-interest operating expense(b)           $   20,115    $   15,940
  Net operating income, net of tax(b)         $    5,290    $    2,872

 Per Share Data:
  Net income before extraordinary
   items, basic                               $     0.30    $     0.24
  Net income, basic                           $     0.30    $     0.24
  Net income before extraordinary
   items, diluted                             $     0.30    $     0.23
  Net income, diluted                         $     0.30    $     0.23
  Cash dividends declared                     $     0.05    $       --
  Book value                                  $     7.85    $     7.01
  Tangible book value                         $     6.04    $     5.83

 Per Share Data - Normalized:
  Net operating income, basic(b)              $     0.30    $     0.23
  Net operating income, diluted(b)            $     0.30    $     0.22

 Performance Ratios:
  Return on average assets(a)                       1.00%         0.75%
  Return on average equity(a)                       7.60%         6.92%
  Return on average tangible assets(a)              1.03%         0.77%
  Return on average tangible equity(a)              9.85%         8.38%
  Net interest margin, taxable equivalent           5.27%         5.20%
  Efficiency ratio(a)                              69.28%        71.79%
  Non-interest income to net interest income
   and non-interest income(a)                      17.57%        18.17%

 Performance Ratios - Normalized
  Operating return on average assets(b)             1.00%         0.72%
  Operating return on average equity(b)             7.60%         6.62%
  Operating return on average
   tangible assets(b)                               1.03%         0.74%
  Operating return on average
   tangible equity(b)                               9.85%         8.02%
  Core efficiency ratio(a)(c)                      65.25%        70.05%
  Non-interest income, adjusted to net
   interest income and non-interest
   income, adjusted (b)                            17.57%        16.59%

 Capital & Liquidity:
  Total equity to total assets                     12.65%        10.73%
  Tangible equity to tangible assets               10.03%         9.10%
  Total loans to total deposits                    88.19%        88.13%

 Asset Quality:
  Net charge-offs                             $      999    $    1,133
  Net loans charged-off to average
   loans, annualized                                0.26%         0.37%
  Non-accrual loans                           $      696    $    1,226
  Other real estate owned                     $    1,986    $    1,813
  Repossessed assets                          $      995    $    2,716
  Non-performing assets (NPA)                 $    3,677    $    5,755
  NPA to total assets                               0.34%         0.69%
  Loans 90 days past due                      $    2,011    $      966
  NPA + loans 90 days past due to total assets      0.52%         0.81%
  Allowance for loan losses to total loans          1.28%         1.47%
  Allowance for loan losses to NPA                277.54%       159.25%

 Period End Balances:
  Total loans                                 $  800,213    $  623,986
  Intangible assets                           $   31,729    $   14,933
  Total assets                                $1,089,332    $  831,254
  Deposits                                    $  907,355    $  708,008
  Stockholders' equity                        $  137,791    $   89,216
  Common stock market capitalization          $  203,684    $  117,790
  Full-time equivalent employees                     355           319
  Shares outstanding, basic                       17,559        12,734
  Shares outstanding, diluted                     17,934        13,015

 Average Balances:
  Loans                                       $  769,721    $  611,720
  Intangible assets                           $   31,841    $   15,103
  Total earning assets                        $  936,456    $  725,955
  Total assets                                $1,054,960    $  796,410
  Deposits                                    $  871,978    $  672,566
  Stockholders' equity                        $  139,297    $   86,758
  Shares outstanding, basic - WTD                 17,415        12,727
  Shares outstanding, diluted - WTD               17,801        13,003

 (a) These ratios are calculated using net income, before
     extraordinary items.

 (b) These amounts and ratios are calculated using net operating income (net of tax) which excludes extraordinary items as defined by GAAP and certain non-recurring items. Since these items and their impact on First Security's performance are difficult to predict, management believes presentation of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. Refer to the following non-GAAP reconciliation table for a detail of the non-recurring items.

 (c) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding non-recurring items (see footnote (2) and non-GAAP reconciliation table) and certain non-cash items, such as amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

                       First Security Group, Inc
                     Non-GAAP Reconciliation Table

                           (in thousands, except per share data)
                   ---------------------------------------------------
                   2nd Qtr    1st Qtr    4th Qtr    3rd Qtr    2nd Qtr
                     2006       2006       2005       2005       2005
                   -------    -------    -------    -------    -------
 Return on average
  assets              1.06%      0.95%      0.95%      0.84%      0.93%
 Effect of
  intangible assets   0.03%      0.03%      0.03%      0.02%      0.02%
                   -------    -------    -------    -------    -------
 Return on average
  tangible assets     1.09%      0.98%      0.98%      0.86%      0.95%
                   =======    =======    =======    =======    =======
 Return of average
  equity              8.09%      7.11%      7.17%      6.76%      8.57%
 Effect of
  intangible assets   2.40%      2.10%      2.16%      1.44%      1.75%
                   -------    -------    -------    -------    -------
 Return on average
  tangible equity    10.49%      9.21%      9.33%      8.20%     10.32%
                   =======    =======    =======    =======    =======
 Return on average
  assets              1.06%      0.95%      0.95%      0.84%      0.93%
 Effect of non-
  recurring items       --         --       0.05%      0.15%     -0.06%
                   -------    -------    -------    -------    -------
 Operating return
  on average assets   1.06%      0.95%      1.00%      0.99%      0.87%
 Effect of average
  intangible assets   0.03%      0.03%      0.03%      0.02%      0.02%
                   -------    -------    -------    -------    -------
 Operating return
  on average
  tangible assets     1.09%      0.98%      1.03%      1.01%      0.89%
                   =======    =======    =======    =======    =======
 Return on average
  equity              8.09%      7.11%      7.17%      6.76%      8.57%
 Effect of non-
  recurring items       --         --       0.38%      1.20%     -0.58%
                   -------    -------    -------    -------    -------
 Operating return
  on average equity   8.09%      7.11%      7.55%      7.96%      7.99%
 Effect on average
  intangible assets   2.40%      2.10%      2.28%      1.70%      1.63%
                   -------    -------    -------    -------    -------
 Operating return
  on average
  tangible equity    10.49%      9.21%      9.83%      9.66%      9.62%
                   =======    =======    =======    =======    =======

 Total equity to
  total assets       12.65%     13.01%     13.30%     13.00%     10.73%
 Effect of average
  intangible assets  -2.62%     -2.71%     -2.79%     -2.53%     -1.63%
                   -------    -------    -------    -------    -------
 Tangible equity to
  tangible assets    10.03%     10.30%     10.51%     10.47%      9.10%
                   =======    =======    =======    =======    =======

 Efficiency ratio    67.92%     70.69%     71.86%     71.63%     69.43%
 Effect of non-
  recurring items       --         --      -1.37%     -3.90%      0.47%
 Effect of non-
  cash items         -2.23%     -3.41%     -7.09%     -2.26%     -0.34%
 Effect of net
  interest income,
  tax equivalent
  adjustment         -1.24%     -1.21%     -1.05%     -1.00%     -0.96%
                   -------    -------    -------    -------    -------
 Core efficiency
  ratio              64.45%     66.07%     62.35%     64.47%     68.60%
                   =======    =======    =======    =======    =======
 Non-interest
  income           $ 2,666    $ 2,436    $ 2,364    $ 2,388    $ 2,388
 Recovery on
  previously dis-
  posed repossessed
  asset                 --         --         --         --       (173)
 Reinsurance under-
  writing revenue       --         --         --         --       (254)
                   -------    -------    -------    -------    -------
 Non-interest
  operating income $ 2,666    $ 2,436    $ 2,364    $ 2,388    $ 1,961
                   =======    =======    =======    =======    =======

 Non-interest
  expense          $10,076    $10,039    $10,041    $ 9,154    $ 8,212
 Severance              --         --         --       (157)        --
 Impairment of
  long-lived assets     --         --         --       (308)        --
 Jackson Bank &
  Trust integration
  costs and other       --         --       (196)       (38)        --
 Reinsurance under-
  writing expense       --         --         --         --       (238)
                   -------    -------    -------    -------    -------
 Non-interest
  operating
  expense          $10,076    $10,039    $ 9,845    $ 8,651    $ 7,974
                   =======    =======    =======    =======    =======

 Net income        $ 2,816    $ 2,474    $ 2,262    $ 4,308    $ 1,895
 Extraordinary
  gain, net of tax      --         --        210     (2,385)        --
 Non-recurring
  expenses (income),
  net of tax            --         --        133        342       (129)
                   -------    -------    -------    -------    -------
 Net operating
  income, net of
  tax              $ 2,816    $ 2,474    $ 2,605    $ 2,265    $ 1,766
                   =======    =======    =======    =======    =======
 Per Common Share:
  Book value       $  7.85    $  7.86    $  7.84    $  7.84    $  7.01
  Effect of in-
   tangible assets   (1.81)     (1.82)     (1.84)     (1.70)     (1.18)
                   -------    -------    -------    -------    -------
 Tangible book
  value            $  6.04    $  6.04    $  6.00    $  6.14    $  5.83
                   =======    =======    =======    =======    =======
 Net income,
  basic            $  0.16    $  0.14    $  0.13    $  0.28    $  0.15
 Effect of
  extraordinary and
  non-recurring
  items, net of tax     --         --       0.02      (0.13)     (0.01)
                   -------    -------    -------    -------    -------
 Net operating
  income, basic    $  0.16    $  0.14    $  0.15    $  0.15    $  0.14
                   =======    =======    =======    =======    =======
 Net income,
  diluted          $  0.16    $  0.14    $  0.13    $  0.28    $  0.15
 Effect of extra-
  ordinary and
  non-recurring
  items, net of tax     --         --       0.02      (0.14)     (0.01)
                   -------    -------    -------    -------    -------
 Net operating
  income, diluted  $  0.16    $  0.14    $  0.15    $  0.14    $  0.14
                   =======    =======    =======    =======    =======

                                                      Year-to-Date
                                                        June 30,
                                                   2006         2005
                                                 --------     --------
 Return on average assets                            1.00%        0.75%
 Effect of intangible assets                         0.03%        0.02%
                                                 --------     --------
 Return on average tangible assets                   1.03%        0.77%
                                                 ========     ========
 Return of average equity                            7.60%        6.92%
 Effect of intangible assets                         2.25%        1.46%
                                                 --------     --------
 Return on average tangible equity                   9.85%        8.38%
                                                 ========     ========

 Return on average assets                            1.00%        0.75%
 Effect of non-recurring items                         --        -0.03%
                                                 --------     --------
 Operating return on average assets                  1.00%        0.72%
 Effect of average intangible assets                 0.03%        0.02%
                                                 --------     --------
 Operating return on average tangible assets         1.03%        0.74%
                                                 ========     ========

 Return on average equity                            7.60%        6.92%
 Effect of non-recurring items                         --        -0.30%
                                                 --------     --------
 Operating return on average equity                  7.60%        6.62%
 Effect on average intangible assets                 2.25%        1.40%
                                                 --------     --------
 Operating return on average tangible equity         9.85%        8.02%
                                                 ========     ========

 Total equity to total assets                       12.65%       10.73%
 Effect of average intangible assets                -2.62%       -1.63%
                                                 --------     --------
 Tangible equity to tangible assets                 10.03%        9.10%
                                                 ========     ========

 Efficiency ratio                                   69.28%       71.79%
 Effect of non-recurring items                         --         0.27%
 Effect of non-cash items                           -2.81%       -1.13%
 Effect of net interest income, tax
  equivalent adjustment                             -1.22%       -0.88%
                                                 --------     --------
 Core efficiency ratio                              65.25%       70.05%
                                                 ========     ========

 Non-interest income                             $  5,102     $  4,095
 Recovery on previously disposed
  repossessed asset                                    --         (173)
 Reinsurance underwriting revenue                      --         (254)
                                                 --------     --------
 Non-interest operating income                   $  5,102     $  3,668
                                                 ========     ========

 Non-interest expense                            $ 20,115     $ 16,178
 Severance                                             --           --
 Impairment of long-lived assets                       --           --
 Jackson Bank & Trust integration costs
  and other                                            --           --
 Reinsurance underwriting expense                      --         (238)
                                                 --------     --------
 Non-interest operating expense                  $ 20,115     $ 15,940
                                                 ========     ========

 Net income                                      $  5,290     $  3,001
 Extraordinary gain, net of tax                        --           --
 Non-recurring expenses (income), net of tax           --         (129)
                                                 --------     --------
 Net operating income, net of tax                $  5,290     $  2,872
                                                 ========     ========

 Per Common Share:

 Book value                                      $   7.85     $   7.01
 Effect of intangible assets                        (1.81)       (1.18)
                                                 --------     --------
 Tangible book value                             $   6.04     $   5.83
                                                 ========     ========

 Net income, basic                               $   0.30     $   0.24
 Effect of extraordinary and
  non-recurring items, net of tax                      --        (0.01)
                                                 --------     --------
 Net operating income, basic                     $   0.30     $   0.23
                                                 ========     ========

 Net income, diluted                             $   0.30     $   0.23
 Effect of extraordinary and
  non-recurring items, net of tax                      --        (0.01)
                                                 --------     --------
 Net operating income, diluted                   $   0.30     $   0.22
                                                 ========     ========

 Supplemental Data                   (in thousands)
                   ---------------------------------------------------
                   2nd Qtr    1st Qtr    4th Qtr    3rd Qtr    2nd Qtr
                     2006       2006       2005       2005       2005
                   -------    -------    -------    -------    -------
 Allowance for
  loan losses      $10,205    $10,103    $10,121    $10,519    $ 9,165
 Net interest
  income, tax
  equivalent       $12,453    $12,022    $11,846    $10,587    $ 9,597
 Amortization of
  intangibles      $   326    $   341    $   334    $   254    $   160
 Gain on sales of
  available-for-
  sale securities,
  net              $    --    $    --    $   117    $    --    $    --
 Gain on foreclosed
  and repossessed
  property and
  premises and
  equipment        $  (121)   $  (100)    $  (45)   $   (61)   $  (190)
 Losses on fore-
  closed and re-
  possessed property
  and premises and
  equipment        $    39     $   11      $  69    $    28     $   18
 Write-downs on
  foreclosed and
  repossessed
  property         $    45     $  200      $ 537    $    43     $   (2)
 Mortgage loan
  and related fees $   408     $  258      $ 355    $   419     $  366

                                                      Year-to-Date
                                                        June 30,
                                                   2006         2005
                                                 --------     --------
 Allowance for loan losses                       $ 10,205     $  9,165
 Net interest income, tax equivalent             $ 24,474     $ 18,716
 Amortization of intangibles                     $    667     $    342
 Gain on sales of available-for-sale
  securities, net                                $     --     $     --
 Gain on foreclosed and repossessed property
  and premises and equipment                     $   (221)    $   (276)
 Losses on foreclosed and repossessed property
  and premises and equipment                     $     50     $     51
 Write-downs on foreclosed and repossessed
  property                                       $    245     $     60
 Mortgage loan and related fees                  $    666     $    694

CONTACT:  First Security Group, Inc.
          Rodger B. Holley, Chairman & CEO
            (423) 308-2080
            rholley@FSGBank.com
          William L. (Chip) Lusk, Jr. EVP & CFO
            (423) 308-2070
            clusk@FSGBank.com